EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Sontra Medical Corporation on Form S-8 (File Nos. 333-92414, 333-101517 and 333-106201) and the Registration Statements of Sontra Medical Corporation on Form S-3 (File Nos. 333-109716, 333-114484 and 333-36710), of our report dated January 21, 2005 relating to the consolidated financial statements for the years ended December 31, 2004 and 2003, which is part of this Form 10-KSB.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

February 16, 2005